                                                                    EXHIBIT 99.1


W. R. BERKLEY CORPORATION                        NEWS
475 STEAMBOAT ROAD                               RELEASE
GREENWICH, CONNECTICUT 06830
(203) 629-3000


FOR IMMEDIATE RELEASE                CONTACT:   Karen A. Horvath
                                                Vice President - External
                                                Financial Communications
                                                (203)629-3000

            W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS
                        NET INCOME UP 18% TO $198 MILLION
        SEVENTEENTH CONSECUTIVE QUARTER THAT RETURN ON EQUITY EXCEEDS 20%

         GREENWICH, CT, FEBRUARY 8, 2007 -- W. R. BERKLEY CORPORATION (NYSE:
BER) today reported net income for the fourth quarter of 2006 of $198 million, or 98 cents per share, an 18% increase from $167 million, or 83 cents per share, for the fourth quarter of 2005. Net operating income for the fourth quarter of 2006 increased 17% to $194 million, or 96 cents per share, compared with $165 million, or 82 cents per share, for the corresponding quarter of 2005. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. All per share amounts in this release reflect the 3-for-2 common stock split effected on April 4, 2006.


                             Summary Financial Data
                  (Amounts in thousands, except per share data)

                                                 Fourth Quarter                   Full Year
                                           -------------------------     -------------------------
                                              2006            2005           2006           2005
                                           ----------     ----------     ----------     ----------
Gross premiums written (1)                 $1,218,542     $1,255,967     $5,276,914     $5,087,983
Net premiums written (1)                    1,113,571      1,150,267      4,818,993      4,604,574

Net income                                    198,056        167,424        699,518        544,892
Net income per diluted share                     0.98           0.83           3.46           2.72

Net operating income                          193,666        165,294        692,404        533,889
Net operating income per diluted share           0.96           0.82           3.43           2.66


(1) In the fourth quarter of 2005, the Company developed sufficient information to begin reporting earned but unbilled audit premiums. Premiums written include earned but unbilled audit premiums of $3 million in the fourth quarter of 2006 compared with $57 million in the fourth quarter of 2005.

W. R. Berkley Corporation                                                 Page 2


Full year 2006 highlights included:

     -    Return on equity was 27.2%.

     -    GAAP combined ratio was 88.0%.

     -    Net investment income grew 45% to $586 million.

     -    Net premiums written increased 5% to $4.8 billion.

     -    Paid loss ratio was 38%.

     -    Book value per share increased 28.9%.

         Commenting on the Company's activities, William R. Berkley, chairman and chief executive officer, said: "2006 was another excellent year. We achieved a full-year return on equity in excess of 27%, marking 17 consecutive quarters that the Company's ROE has exceeded 20%. Cash flow for 2006 was nearly $1.8 billion and our investment income grew to a record $586 million. Our paid loss ratio for the year was once again under 40%, while total loss reserves increased by over $1 billion.

         "While our growth has moderated somewhat, we expect the revenue contribution from our new ventures to be more significant in 2007. Although the current accident year margins are likely to be impacted somewhat by the competitive environment, we are confident that the margins available to us will continue to be excellent. With an increasing contribution from investment income, we remain optimistic that we will achieve a return on equity in excess of 20% in 2007.

         "Managing an insurance enterprise means more than operational oversight. It also demands well-considered capital management, something we have always done. We will continue to use our capital and manage our leverage in ways that reflect the current and anticipated needs of the enterprise.

         "We have an outstanding team at W. R. Berkley and remain confident in the ability of our people to continue to deliver outstanding risk adjusted returns," Mr. Berkley concluded.

W. R. Berkley Corporation                                                 Page 3


Webcast Conference Call

         The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Friday, February 9, 2007 at 8:30 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.


About W. R. Berkley Corporation

         Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

         This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2007 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the increased level of our retention, natural and man-made catastrophic losses, including hurricanes and as a result of terrorist activities, the impact of competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2007 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                                 Page 4


                         Consolidated Financial Summary
                  (Amounts in thousands, except per share data)


                                            Fourth Quarter                     Full Year
                                    ----------------------------      ----------------------------
                                        2006             2005             2006             2005
                                    -----------      -----------      -----------      -----------
Revenues:
  Net premiums written              $ 1,113,571      $ 1,150,267      $ 4,818,993      $ 4,604,574
  Change in unearned premiums            52,137           47,648         (126,371)        (143,639)
                                    -----------      -----------      -----------      -----------
    Premiums earned                   1,165,708        1,197,915        4,692,622        4,460,935
  Net investment income                 163,827          113,280          586,175          403,962
  Service fees                           24,630           26,672          104,812          110,697
  Realized investment gains               5,912            3,324            9,648           17,209
  Other income                              366            2,699            1,574            4,036
                                    -----------      -----------      -----------      -----------
    Total revenues                    1,360,443        1,343,890        5,394,831        4,996,839
                                    -----------      -----------      -----------      -----------

Expenses:
  Losses and loss expenses              689,249          723,088        2,864,498        2,781,802
  Other operating expenses              366,275          358,207        1,449,166        1,358,574
  Interest expense                       22,488           24,952           92,522           85,926
                                    -----------      -----------      -----------      -----------
    Total expenses                    1,078,012        1,106,247        4,406,186        4,226,302
                                    -----------      -----------      -----------      -----------

    Income before income taxes
      and minority interest             282,431          237,643          988,645          770,537

Income tax expense                      (83,147)         (69,157)        (286,398)        (222,521)
Minority interest                        (1,228)          (1,062)          (2,729)          (3,124)
                                    -----------      -----------      -----------      -----------
  Net income                        $   198,056      $   167,424      $   699,518      $   544,892
                                    ===========      ===========      ===========      ===========

Net income per share: (1)
    Basic                           $      1.03      $      0.88      $      3.65      $      2.86
                                    ===========      ===========      ===========      ===========
    Diluted                         $      0.98      $      0.83      $      3.46      $      2.72
                                    ===========      ===========      ===========      ===========

Average shares outstanding: (1)
    Basic                               191,745          191,183          191,809          190,533
    Diluted                             201,557          201,453          201,961          200,426


(1) Per share amounts reflect the 3-for-2 common stock split effected on April 4, 2006.

W. R. Berkley Corporation                                                 Page 5

                          Operating Results by Segment
                    (Amounts in thousands, except ratios (1))


                                   Fourth Quarter                    Full Year
                             --------------------------      --------------------------
                                2006            2005            2006            2005
                             ----------      ----------      ----------      ----------
Specialty: (2)(3)
  Gross premiums written     $  467,560      $  515,734      $1,918,521      $1,932,821
  Net premiums written          438,139         485,834       1,814,479       1,827,865
  Premiums earned               444,597         477,991       1,752,507       1,682,193
  Pre-tax income                140,389          97,918         479,105         345,896
  Loss ratio                       56.4%           62.1%           59.1%           62.4%
  Expense ratio                    24.6%           25.2%           25.0%           25.1%
  GAAP combined ratio              81.0%           87.3%           84.1%           87.5%

Regional: (2)
  Gross premiums written     $  328,811      $  322,920      $1,415,311      $1,384,574
  Net premiums written          291,597         286,318       1,235,302       1,196,487
  Premiums earned               308,074         302,588       1,205,912       1,173,174
  Pre-tax income                 51,796          59,302         201,417         216,495
  Loss ratio                       60.3%           54.7%           59.7%           55.8%
  Expense ratio                    30.5%           30.9%           30.6%           30.6%
  GAAP combined ratio              90.8%           85.6%           90.3%           86.4%

Alternative Markets: (3)
  Gross premiums written     $  140,715      $  158,157      $  747,680      $  781,411
  Net premiums written          119,569         141,844         651,255         669,774
  Premiums earned               167,157         181,178         658,805         663,478
  Pre-tax income                 73,081          80,903         291,416         238,462
  Loss ratio                       55.7%           51.4%           53.5%           59.4%
  Expense ratio                    21.4%           18.4%           22.1%           20.1%
  GAAP combined ratio              77.1%           69.8%           75.6%           79.5%

Reinsurance: (2)
  Gross premiums written     $  201,717      $  180,559      $  940,797      $  770,781
  Net premiums written          192,840         167,206         892,769         719,540
  Premiums earned               192,834         187,934         859,411         754,097
  Pre-tax income                 40,137          24,283         135,424          63,606
  Loss ratio                       66.8%           70.9%           72.0%           74.1%
  Expense ratio                    31.6%           30.1%           27.8%           30.1%
  GAAP combined ratio              98.4%          101.0%           99.8%          104.2%

International:
  Gross premiums written     $   79,739      $   78,597      $  254,605      $  218,396
  Net premiums written           71,426          69,065         225,188         190,908
  Premiums earned                53,046          48,224         215,987         187,993
  Pre-tax income                 12,676           5,274          34,447          20,890
  Loss ratio                       57.3%           71.6%           64.2%           66.5%
  Expense ratio                    32.3%           28.1%           32.0%           29.6%
  GAAP combined ratio              89.6%           99.7%           96.2%           96.1%

                                                                     (Continued)

W. R. Berkley Corporation                                                 Page 6

                    (Amounts in thousands, except ratios (1))


                                       Fourth Quarter                         Full Year
                                -----------------------------       -----------------------------
                                   2006              2005              2006              2005
                                -----------       -----------       -----------       -----------
Corporate and Eliminations:
  Realized investment gains     $     5,912       $     3,324       $     9,648       $    17,209
  Interest and other, net           (41,560)          (33,361)         (162,812)         (132,021)
  Pre-tax loss                      (35,648)          (30,037)         (153,164)         (114,812)

Total:
  Gross premiums written        $ 1,218,542       $ 1,255,967       $ 5,276,914       $ 5,087,983
  Net premiums written            1,113,571         1,150,267         4,818,993         4,604,574
  Premiums earned                 1,165,708         1,197,915         4,692,622         4,460,935
  Pre-tax income                    282,431           237,643           988,645           770,537
  Loss ratio                           59.1%             60.4%             61.0%             62.4%
  Expense ratio                        27.4%             26.6%             27.0%             26.9%
  GAAP combined ratio                  86.5%             87.0%             88.0%             89.3%


(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Fourth quarter weather-related losses were $8 million in 2006 (all in the regional segment) compared with $26 million in 2005 ($5 million for regional, $8 million for specialty and $13 million for reinsurance). Full year weather-related losses were $39 million in 2006 (all in the regional segment) compared with $99 million in 2005 ($35 million for regional, $16 million for specialty and $48 million for reinsurance).

(3) In 2005, the Company developed sufficient information to begin reporting earned but unbilled audit premiums. For specialty, net premiums written included estimated earned but unbilled audit premiums of $1 million and $18 million in the fourth quarter and full year of 2006, respectively, compared with $45 million in the fourth quarter and full year of 2005. For alternative markets, net premiums written included estimated earned but unbilled audit premiums of $2 million and $4 million in the fourth quarter and full year of 2006, respectively, compared with $12 million in the fourth quarter and full year of 2005.

W. R. Berkley Corporation                                                 Page 7


                       Selected Balance Sheet Information
                  (Amounts in thousands, except per share data)


                                          December 31,    December 31,
                                             2006            2005
                                          -----------     -----------
Total investments (1)                     $12,012,298     $10,378,250
Total assets                               15,656,489      13,896,287
Reserves for losses and loss expenses       7,784,269       6,711,760
Senior notes and other debt                   869,187         967,818
Junior subordinated debentures                241,953         450,634
Stockholders' equity (2)                    3,335,159       2,567,077
Shares outstanding                            192,772         191,265
Stockholders' equity per share                  17.30           13.42


(1) Total investments include cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2) Stockholders' equity includes after-tax unrealized gains from investments and currency translation adjustments of $126 million and $25 million as of December 31, 2006 and December 31, 2005, respectively.

W. R. Berkley Corporation                                                 Page 8


                            Supplemental Information
                             (Amounts in thousands)


                                                                 Fourth Quarter                       Full Year
                                                          ----------------------------      -----------------------------
Reconciliation of net operating income to net income:         2006             2005             2006              2005
                                                          -----------      -----------      -----------       -----------
  Net operating income (1)                                $   193,666      $   165,294      $   692,404       $   533,889
  Realized investment gains, net of taxes                       4,390            2,130            7,114            11,003
                                                          -----------      -----------      -----------       -----------

    Net income                                            $   198,056      $   167,424      $   699,518       $   544,892
                                                          ===========      ===========      ===========       ===========

Return on equity:

  Net Income (2)                                                 30.9%            31.7%            27.2%             25.8%
  Net operating income (2)                                       30.2%            31.3%            27.0%             25.3%

Cash flow:
  Cash flow from operations before cash transfers
    to/from trading account (3)                           $   452,610      $   369,400      $ 1,789,013       $ 1,814,386

  Trading account transfers                                        --               --         (225,000)          (80,027)
                                                          -----------      -----------      -----------       -----------
  Cash flow from operations                               $   452,610      $   369,400      $ 1,564,013       $ 1,734,359
                                                          ===========      ===========      ===========       ===========


(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow. Reclassifications have been made to the cash flow information for the fourth quarter and full year of 2005 to conform to the presentation of the 2006 information.